For Ministry use Only                                 Ontario Corporation Number
                                                              132323
(SEAL OMITTED)
Ministry of Consumer and Commercial Relations
CERTIFICATE
This is to certify that these articles are effective on:          August 5, 1999
By:/s/ (signature illegible)
----------------------------
Director
Business corporations Act

ARTICLES OF AMENDMENT

1. The name of the corporation is:
   LASERMEDIA COMMUNICATIONS CORP.

2. The name of the corporation is changed to (if applicable):
   ACTFIT.COM INC.

3. Date of incorporation/amalgamation:
   1964/04/20
   ----------
   (Year, Month, Day)

4. The articles of the corporation are amended as follows:

   1. The name of the Corporation is changed to ACTFIT.COM INC.; and

   2. The number of directors is changed to a minimum of three (3) and a maximum of eleven (11).

   5. The amendment has been duly authorized as required by Sections 16B & 17C (as applicable) of the Business Corporations Act.

   6. The   resolution   authorizing   the   amendment   was  approved  by  the
      shareholders/directors (as applicable) of the corporation on

      1999/07/22
      ----------
      (Year, Month, Day)

These articles are signed in duplicate

ACTFIT.COM INC.
(nAME OF cORPORATION)

By: /s/ (signature illegible)
-----------------------------

         President
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(Description of Office)